ATLANTIC REALTY TRUST
                                747 THIRD AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 355-1255

                              FOR IMMEDIATE RELEASE


           ATLANTIC REALTY TRUST ANNOUNCES ONE-TIME RETURN OF CAPITAL
           ----------------------------------------------------------



NEW YORK, NY, APRIL 27, 2004 - ATLANTIC  REALTY TRUST, A REAL ESTATE INVESTMENT

TRUST WHICH IS INCLUDED FOR  QUOTATION  ON THE NASDAQ SMALL CAP MARKET (ATLRS),

TODAY DECLARED A ONE-TIME RETURN OF CAPITAL TO ITS SHAREHOLDERS IN THE AMOUNT OF

$3.25 PER SHARE.  THE RETURN OF CAPITAL WILL BE EFFECTED BY MEANS OF A REDUCTION

IN CAPITAL OF APPROXIMATELY $11,500,000.  THE RETURN OF CAPITAL WILL BE PAYABLE

ON MAY 19, 2004 TO SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 10,

2004.  ATLANTIC'S  BOARD OF TRUSTEES  HAS  DECIDED  TO MAKE A RETURN OF CAPITAL

DISTRIBUTION AT THIS TIME NOW THAT THE ISSUES SURROUNDING THE INTERNAL REVENUE

SERVICE'S AUDIT OF THE RAMCO-GERSHENSON PROPERTIES TRUST FOR THE TAX YEARS 1991

TO 1995 HAVE BEEN SETTLED AND, AS A RESULT, ATLANTIC HAS BEEN ABLE TO ASSESS ITS

REMAINING   LIABILITIES UNDER ITS TAX INDEMNIFICATION   AGREEMENT  WITH  THE

RAMCO-GERSHENSON  PROPERTIES  TRUST.   ATLANTIC   EXPECTS  THAT  THE  ONE-TIME

DISTRIBUTION PAID FROM SURPLUS CAPITAL WILL QUALIFY AS A NON-TAXABLE  RETURN OF

CAPITAL TO THE EXTENT OF A SHAREHOLDER'S BASIS IN SHARES OF ATLANTIC.

SHAREHOLDERS ARE

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ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS  REGARDING THE IMPLICATIONS OF

THE RETURN OF CAPITAL ON THEIR INDIVIDUAL CIRCUMSTANCES. FOR FURTHER INFORMATION

CONTACT EDWIN R. FRANKEL AT (212) 702-8561.